SUB-ITEM: Q1
EXHIBITS


FEDERATED U.S. GOVERNMENT SECURITIES FUND:
2-5 YEARS
Amendment No. 9
To the Amended & Restated
DECLARATION OF TRUST
Dated May 19, 2000

	THIS Declaration of Trust is
amended as follows:
	Delete the first paragraph of
Section 5 in Article II from the Declaration of Trust and substitute in its place the following:
	Section 5.  Establishment and
Designation of Series or Class.
Without limiting the authority of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series and Classes
shall be and are established and designated as Federated U.S. Government Securities Fund:
2-5 Years
Class R Shares
Institutional Shares
Institutional Service Shares
	The undersigned hereby certify
that the above stated Amendment is a
true and correct
Amendment to the Declaration of Trust,
as adopted by the Board of Trustees on
the 13th day of
August, 2010, to become effective on
December 31, 2010.

       WITNESS the due execution hereof
this 9th day of November, 2010.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will